                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                                      FORM 8-K


                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 19, 2000
                                                         (January 18, 2000)



   COMMISSION FILE NUMBER:  UNITED STATIONERS INC.:                 0-10653




                              UNITED STATIONERS INC.
             (Exact name of Registrant as specified in its charter)





UNITED STATIONERS INC.:            DELAWARE                    36-3141189
                         (State or other jurisdiction of      (IRS Employer
                         incorporation or organization)     Identification No.)


                               2200 EAST GOLF ROAD
                        DES PLAINES, ILLINOIS 60016-1267
                                  (847) 699-5000


  (Address, including zip code and telephone number, including area code, of registrant's executive offices)

                               UNITED STATIONERS INC.


ITEM 5.    OTHER EVENTS

     United Stationers Inc. (Nasdaq: USTR) announced today that it has elected Ilene S. Gordon to its board of directors.

     Ilene Gordon, 46, is president of Pechiney Plastic Packaging where she oversees all aspects of Pechiney's worldwide flexible films and lamination, and plastic bottles activities, including manufacturing, sales and marketing operations, which reported sales in excess of $800 million. Prior to joining Pechiney, Gordon spent 17 years with Tenneco Inc. where she most recently headed the folding-carton business.

     Ms. Gordon graduated Phi Beta Kappa from the Massachusetts Institute of Technology (MIT) in Cambridge, Massachusetts, with a Bachelor of Science degree in mathematics and a Master of Science degree in management from MIT's Sloan School of Management. She serves on the boards of directors of A. J. Gallagher, an international company in the insurance brokerage and risk management business and Evanston Northwestern Healthcare.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         United Stationers Inc.



Dated:     January 19, 2000        By:   Daniel H. Bushell
                                         -------------------------
                                         Daniel H. Bushell
                                         Executive Vice President,
                                         Chief Development Officer and
                                         Chief Financial Officer